UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2019

Gates Industrial Corporation plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1144 Fifthteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (b)	Departure of Director
On March 1, 2019, Ms. Karyn Ovelmen resigned from the Board of Directors of Gates Industrial Corporation plc (the “Company”), effective immediately.

Item 5.02 (d)	Election of New Director
On February 28, 2019, the Board of Directors of Gates Industrial Corporation plc (the “Company”) appointed Stephanie K. Mains as a director of the Company, effective February 28, 2019. Ms. Mains will also serve on the Company’s Audit Committee.
For her service on the Board, Ms. Mains will receive an annual compensation package of $225,000, consisting of $125,000 as an annual cash retainer (payable in quarterly installments in arrears) and $100,000 in value of restricted stock units (payable annually). In connection with her appointment, the Board approved a one-time initial award of restricted stock units valued at $100,000, effective as of Ms. Mains’ start date. Restricted stock units will vest in full on the first anniversary of the grant date.
.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC
By:	/s/ Jamey S. Seely
	Name:	Jamey S. Seely
	Title:	Executive Vice President, General Counsel and Corporate Secretary
Date: March 1, 2019